Exhibit 10.18

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS Amendment No. 1 to Amended and Restated Executive Employment Agreement (hereinafter "Amendment") is made and entered into by and between Anthony J. Brancato, Ill (hereinafter "Executive"), ASSOCIATED AIR CENTER, INC. (hereinafter "AAC"), and STANOARDAERO AVIATION HOLDINGS, INC.

("StandardAero"), to be effective as of October 1, 2020 (the "Effective Date").

RECITALS

WHEREAS, Executive and AAC are party to that certain Amended and Restated Executive Employment Agreement dated as of October 31, 2017 (the "Agreement"), pursuant to which Executive was employed by Company as its President;

WHEREAS, AAC desires to transfer Executive's employment to its affiliate StandardAero, and for Executive to be employed by StandardAero as President of its (or one of its affiliates) Business Aviation business sector as of the Effective Date;

WHEREAS, in order to facilitate and effectuate Executive's transfer of employment from AAC to StandardAero, AAC and Executive desire to amend the Agreement;

WHEREAS, pursuant to Paragraph 12(f) of the Agreement, the Agreement may be amended only by a written agreement signed by AAC and Executive; and

WHEREAS, AAC and Executive believe that it is in their mutual best interests to amend the Agreement pursuant to the provisions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the other terms and conditions set forth herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, AAC, StandardAero, and Executive, intending to be legally bound, hereby agree as follows.

1.
The recitals set forth above are true, correct, material to the Agreement and this Amendment, and incorporated into the Agreement and this Amendment by this reference.

2.
AAC assigns all of its rights and obligations under the Agreement, as amended by this Amendment, to StandardAero. AAC represents that the individual signing this Amendment on behalf of AAC is authorized to assign the Agreement, as amended by this Amendment, to StandardAero, and StandardAero represents that the individual signing this Agreement on behalf of StandardAero is authorized to accept assignment of the Agreement, as amended by this Amended. To extent that Executive 's consent is or may be required for this assignment, Executive unconditionally consents to AAC's assignment of the Agreement to StandardAero.

3.
The name "Associated Air Center, Inc." wherever appearing in the Agreement shall be deleted and replaced wherever appearing in the Agreement with the name "StandardAero Aviation Holdings, Inc." Accordingly, reference to "Company" wherever appearing in the Agreement shall refer to StandardAero, and not AAC, as of the Effective Date.

4.
The term "Effective Date" wherever appearing in the Agreement shall refer to the Effective Date of this Amendment.

StandardAero Corporate Headquarters

6710 N. Scottsdale Rd., Ste. 250

Scottsdale, AZ. 85253

5.
The first recital of the Agreement is deleted in its entirety and restated as follows:

WHEREAS, Executive is presently employed by Company as President pursuant to that certain Amended and Restated Executive Employment Agreement dated as of October 31, 2017, as amended by Amendment No. 1 to Amended and Restated Executive Employment Agreement dated as of October 1, 2020 (the "Amendment "), and was previously employed by Associated Air Center, L.P. (as predecessor to Associated Air Center, Inc.) under the terms of that certain Executive Employment Agreement entered into as of February 6, 2017 (the "Original Agreement") ;

6.
The first sentence only of Paragraph 2 of the Agreement is deleted in its entirety and restated as follows (with all remaining provisions of Paragraph 2 of the Agreement remaining unchanged):

Company hereby agrees to employ Executive as President of Company's (or a Company affiliate's) Business Aviation business sector on the terms and conditions set forth in this Agreement, commencing as of the Effective Date.

7.
Paragraph 7(a) of the Agreement is hereby amended by deleting the term "an annual base salary of

$325,000" and restating that term as "an annual salary of $350,000." All other terms of Paragraph 7(al of the Agreement shall remain unchanged .

8.
Paragraph 7(b) of the Agreement is hereby amended by deleting the term "January 1, 2018" and restating that term as "January 1, 2021," and is further amended by deleting the term "an amount equal to 50% of Executive's Base Salary" and restating that term as "an amount equal to 75% of Executive's Base Salary." All other terms of Paragraph 7(b) of the Agreement shall remain unchanged.

9.
Paragraph 7(cl of the Agreement is deleted in its entirety and restated as follows:

(c) Class B Units. On or about June 14, 2019, Executive received a grant of 3,000 Class B Units of Dynasty Parent Holdings, LP. ("Dynasty"), which is an indirect parent of Company, pursuant and subject to the terms of a Class B Units Award Agreement ("Award Agreement") issued pursuant and subject to the terms of Dynasty's Amended and Restated Partnership Agreement ("Partnership Agreement") and the Dynasty and Dynasty Parent Co., Inc. 2019 Long Term Incentive Plan ("Plan"). Within a reasonable period after the Effective Date, not to exceed sixty (60) days, Executive shall be granted such additional Class B Units in Dynasty pursuant to the Partnership Agreement and Plan such that, at the time of issuance, Executive thereafter holds a number of Class B Units resulting in Executive holding a Class B Membership Interest in Dynasty of 0.173%, inclusive of any and all prior grant(s) of Class B Units to Executive. The terms and conditions of Executive's possession of Class B Units and Class B Membership Interest are set forth in the Award Agreement, the Partnership Agreement, and the Plan. Executive agrees that the grant of additional Class B Units as provided for herein is additional valuable consideration for promises made by Executive in that certain Restrictive Covenants Agreement entered into between Executive and Dynasty dated as of June 27, 2019, entered into as a condition of, and in consideration of, Dynasty's grant of Class B Units to Executive.

10.
Paragraph 7(d) of the Agreement is deleted in its entirety and restated as follows:

(d) [RESERVED]

11.
. Paragraph 7(e) of the Agreement is deleted in its entirety and restated as follows:

(e) [RESERVED]

12.
Paragraph 9 of the Agreement is deleted in its entirety and restated as follows:

9. Restrictive Covenants. Executive acknowledges and agrees that in connection with, as a condition of, and in consideration for, Executive's receipt of a grant of 3,000 Class B Units in Dynasty under the terms of the Award Agreement, Partnership Agreement, and Plan (as described in Paragraph 7(c) above), Executive executed and entered into that certain Restrictive Covenants Agreement dated as of June 27, 2019 (the "Restrictive Covenants Agreement). Executive agrees that, notwithstanding anything to the contrary in this Agreement , as amended, the Restrictive Covenants Agreement shall continue in full effect from on and after the Effective Date on the terms set forth therein, and further agrees that the additional consideration provided for in the Amendment , including, but not limited to, the grant of additional Class B Units in Dynasty, is good, valuable, and sufficient consideration for Executive's agreement to the terms and conditions in the Restrictive Covenants Agreement including those terms that survive and apply after Executive's employment with Company terminates for any reason.

13.
Except as provided herein, capitalized terms not defined in this Amendment shall have the meanings provided for them in the Agreement, as applicable.

14.
This Amendment may be executed in multiple counterparts, each of which shall have the force and effect of an original and all of which together will constitute one and the same document. Electronic signatures transmitted via Adobe Acrobat .pdf file format shall be sufficient and fully binding.

15.
Except to the extent expressly amended or modified in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally executed.

EXECUTED as of the date written below.

/s/ Anthony J Brancato Anthony J. Brancato, III Dated: September 24, 2020	STANDARDAERO COMPONENT SERVICES, INC. By: /s/ Russell W. Ford Name: Russell W. Ford Its: CEO Dated: October 1, 2020